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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of our report dated February 14, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of EQ Advisors Trust, which are also incorporated by reference into this Registration Statement on Form N-14.


PricewaterhouseCoopers LLP
New York, New York
April 17, 2002